EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. {section} 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Golden Star Holdings Limited (the "Company") on Form 10-K for the year ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jeremy Mork, Chief Executive and Financial  Officer of the Company, certify, pursuant to 18 U.S.C. {section} 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 28, 2011 By /s/ Jeremy Mork ----------------------------- Jeremy Mork Chief Executive and Financial Officer (Principal Executive and Financial Officer)